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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT


     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934


       DATE OF REPORT (Date of earliest event reported): NOVEMBER 16, 2001



                         WEATHERFORD INTERNATIONAL, INC.
               (Exact name of registrant as specified in charter)


                      DELAWARE                         1-13086                            04-2515019
              (State of Incorporation)          (Commission File No.)        (I.R.S. Employer Identification No.)



            515 POST OAK BLVD., SUITE 600
                   HOUSTON, TEXAS                                                            77027
      (Address of Principal Executive Offices)                                            (Zip Code)


       REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE: (713) 693-4000


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                                     PAGE 1
                        EXHIBIT INDEX APPEARS ON PAGE 4
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ITEM 5.   OTHER EVENTS

SENIOR NOTE OFFERING

         On November 16, 2001, we announced the closing of a private placement of $350 million of our 6 5/8% Senior Notes due 2011. A copy of the press release announcing the closing of our Senior Notes offering is filed as Exhibit 99.1 and is incorporated in this report by reference.


CIDRA OSS ACQUISITION

         On November 16, 2001, we completed the acquisition of CiDRA Corporation's Optical Sensing Systems business unit for $62.5 million in cash and approximately 1.9 million shares of our common stock. We granted to CiDRA Corporation certain registration regarding the shares of our common stock received by it. A copy of the press release announcing the CiDRA OSS acquisition is filed as Exhibit 99.2 and is incorporated in this report by reference.


ITEM 7.   FINANCIAL STATEMENTS AND EXHIBITS

         (c)      Exhibits

         99.1 Press release dated November 16, 2001, announcing the closing of our Senior Notes offering.

         99.2 Press release dated November 16, 2001, announcing the CiDRA OSS acquisition.




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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                    WEATHERFORD INTERNATIONAL, INC.



Dated: November 16, 2001                       /s/ BURT M. MARTIN
                                    --------------------------------------------
                                                   Burt M. Martin
                                               Vice President - Law




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                                INDEX TO EXHIBITS



         Number                                                Exhibit
         ------                                                -------
          99.1            Press release  dated  November 16, 2001,  announcing  the closing of our Senior
                          Notes offering.

          99.2            Press release dated November 16, 2001, announcing the CiDRA OSS acquisition.




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